Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4 of NeoStem, Inc. of our report dated March 31, 2010 with respect to the consolidated financial statements of NeoStem, Inc. and Subsidiaries, which appears herein. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Holtz Rubenstein Reminick LLP

Melville, New York
November 29, 2010